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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use in this Amendment No. 3 to Registration Statement No. 333-16917 of Syratech Corporation on Form S-4 of our report dated March 12, 1996, as contained in Form 8-K/A dated February 27, 1997, on our audits of the consolidated balance sheet of Rauch Industries, Inc. as of December 31, 1995 and 1994 and the consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.

Charlotte, North Carolina

March 11, 1997